Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-279510 on Form S-3 and Registration Statement No. 333-287641 on Form S-8 of our reports dated February 24, 2026, relating to the consolidated financial statements of Labcorp Holdings Inc. and the effectiveness of Labcorp Holdings Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 24, 2026